BERMAN & COMPANY, P.A.

Certified Public Accountants and Consultants

February 19, 2013

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: OLIE, Inc.
File Reference No. 333-178208

We have read Olie, Inc.'s statements included in Item 4.01 on Form 8-K filed on February 14, 2013. We agree with such statements made regarding our firm.

We consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

Berman & Company, P.A.

Berman & Company, P.A.

551 NW 77th Street Suite 201 • Boca Raton, FL 33487
Phone: (561) 864-4444 • Fax: (561) 892-3715
www.bermancpas.com • info@bermancpas.com